Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-275477 and 333-275478 on Form F-3 and Registration Statement No. 333-274652 on Form S-8  of our report dated April 15, 2025, relating to the consolidated financial statements of Toro Corp. appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
April 15, 2025